Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 caroline.monahan@ingevity.com

Investors: John Nypaver 843-740-2002 investors@ingevity.com
Ingevity completes acquisition of leading pavement marking materials business, Ozark Materials

NORTH CHARLESTON, S.C., Oct. 3, 2022 – Ingevity Corporation (NYSE:NGVT) today announced that it has completed its previously disclosed acquisition of privately-owned Ozark Materials in an all-cash transaction valued at $325 million. Ingevity expects the acquisition to be immediately accretive to Ingevity’s earnings per share. The business will be included in Ingevity’s Performance Chemicals segment.
Ozark Materials is a leading producer of pavement marking materials, including thermoplastic pavement markings, waterborne traffic paints and preformed thermoplastics. The company supplies specialty materials for roadway applications throughout the United States and Canada, for a customer base that includes state departments of transportation, civil and highway contractors, cities, universities and airports. Included in the acquisition is Ozark Logistics, which provides transportation support primarily for the materials business. Ozark Materials is headquartered in Greenville, Alabama, and operates through four manufacturing locations, a logistics office and a distribution center.
“Ozark Materials is a strong, market-leading business that strengthens our position in the paving construction industry, while moving us one step downstream where we can better serve our end customers,” said John Fortson, Ingevity president and CEO. “As a leading player within the pavement marking materials industry, Ozark is an excellent fit with Ingevity’s business model and capabilities. We are excited to welcome our newest employees to Ingevity.”

Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in two reporting segments: Performance Chemicals, which includes specialty chemicals and engineered polymers, and Performance Materials, which includes high-performance activated carbon. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks, coatings, elastomers, bioplastics and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 31 locations around the world and employs approximately 2,050 people. The company is traded on the New York Stock Exchange (NYSE:NGVT). For more information visit www.ingevity.com.

About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, the potential benefits of the acquisition of Ozark Materials, LLC and Ozark Logistics, LLC (the “acquisition”); the anticipated timing of the closing of the acquisition; expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; impact of COVID-19; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; litigation related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approval) in the anticipated timeframe or at all; risks that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; adverse effects from the COVID-19 pandemic; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and war in Ukraine; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient crude tall oil and other raw materials; integration of future acquisitions; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes, and the other factors detailed from time to time in the reports we file with the SEC, including those described in Part I, Item 1A. Risk Factors in our 2021 Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.